UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2003 (September 3, 2003)

World Airways, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-26582 (Commission File Number)	94-1358276 (IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

ITEM 5.     Other Events and Required FD Disclosure.

     On September 3, 2003, World Airways, Inc., a Delaware corporation (the “Registrant”), announced that its flight attendants ratified the collective bargaining agreement proposed in July to extend the flight attendant collective bargaining agreement until August 31, 2006 and to allow for pay increases and other benefit changes requested by the flight attendants. A copy of the press release issued by the Registrant on September 3, 2003 is attached hereto as Exhibit 99.1 and is incorporated into this item of this Current Report on Form 8-K as if fully set forth herein.

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c)  Exhibits

Exhibit No.	Document

99.1	Press Release of World Airways, Inc. dated September 3, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Airways, Inc. (Registrant)

	By:	/s/ Hollis L. Harris Name: Hollis L. Harris Title: Chairman & CEO

Date: September 9, 2003